Exhibit 2.6

                              QUITCLAIM ASSIGNMENT


     For good and valuable consideration, receipt of which is hereby acknowledged, Nutri/System L.P. ("Assignor"), a Delaware limited partnership with its principal place of business located at 202 Welsh Road, Horsham, Pennsylvania 19044, hereby sells, assigns, transfers and conveys to nutrisystem.com inc. ("Assignee"), a Delaware corporation and successor by merger to Ansama Corp., a Nevada corporation, with its principal place of business located at 202 Welsh Road, Horsham, Pennsylvania 19044, whatever rights, title and interest Assignor may now have or has ever had in the trademarks and service marks (hereinafter collectively referred to as "the Trademarks") identified and listed in the attached Exhibit A, and any goodwill of Assignor's business symbolized by the Trademarks together with all claims for damages by reason of infringement of the Trademarks, with the right to sue for and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives. ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER TO ASSIGNEE AS TO THE RIGHTS, TITLE AND INTEREST HELD BY ASSIGNOR IN THE TRADEMARKS NOR ANY REPRESENTATION OR WARRANTY OF ANY KIND IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN. ADDITIONALLY, ALL WARRANTIES EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY, SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                         ASSIGNOR:

                                         NUTRI/SYSTEM L.P.


Dated:  September 30, 1999               By: /s/ Brian D. Haveson
                                             --------------------------
                                                  Brian D. Haveson
                                                  President

COMMONWEALTH OF PENNSYLVANIA

CITY OF PHILADELPHIA

On this 30th day of September, 1999, before me appeared Brian D. Haveson, the person who signed this instrument, and who acknowledged that he has the authority to sign said instrument on behalf of Nutri/System L.P., a Delaware limited partnership.


                                         /s/ Ann Marie Bruski
                                         --------------------------
                                         Notary Public

                                         My Commission Expires  Nov. 13, 2000
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